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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  March 18, 2000
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                                  e-MedSoft.com
              ----------------------------------------------------
              Exact name of Registrant as Specified in its Charter



          Nevada                   1-15587                 84-1037630
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
      of Incorporation             Number                    Number



          1300 Marsh Landing Parkway, Suite 106, Jacksonville, FL 32250
          -------------------------------------------------------------
            Address of Principal Executive Offices, Including Zip Code



                                 (904) 543-1001
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code





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ITEM 5.  OTHER EVENTS.

     On March 18, 2000, e-MedSoft.com (the "Company") entered into an Acquisition and Joint Venture Agreement ("Agreement") with CypherComm, Inc., pursuant to which the Company is acquiring 15% of the outstanding common stock of CypherComm and pursuant to which CypherComm has granted to a newly formed, wholly owned subsidiary of the Company an exclusive worldwide license to use its Cypher Linked Exchange System ("CypherLXS") technology in the medical solutions vertical market. In exchange for this license, the Company will issue to CypherComm 1,405,363 shares of its Common Stock and a ten year warrant to purchase an additional 1,000,000 shares of Common Stock at $20.00 per share. In addition, CypherComm will receive a royalty equal to 25% of the net profits of the new subsidiary subject to certain restrictions, limitations and termination rights as set out in the agreement. Related to the royalty payment, CypherComm also received non-transferable warrants to purchase 25% of the new subsidiary's equity securities at a nominal price in the event of a sale of such securities in a private or public offering.

     The CypherLXS technology secures public and private communications and digital compatible processes, platforms and devices. CypherComm currently holds eleven patents relating to the technology. Under the license granted, the Company expects to (i) use this technology to provide greater security in the transmission of medical information over the internet and to reduce the risk of "cyber theft" of confidential data and other forms of "cyber espionage" and (ii) through its newly formed, wholly owned subsidiary, make the technology available to other health care internet providers to assure standardized levels of privacy in the industry while concurrently developing a separate market for such a horizontal distribution of the technology to the Company's competitors and others.

     As part of the Agreement, the Company and CypherComm will also jointly form a limited liability company ("LLC") to serve as a technology development center for both companies and to provide technical solutions and products to all CypherLXS enabled vertical markets, including markets not covered by the license to the Company's new subsidiary. The LLC will receive a license of the CypherLXS technology from CypherComm and a license of certain of the Company's technology. The Company and CypherComm will jointly fund the operations of the LLC.

     In connection with the Agreement, W. Cedric Johnson, the CEO of CypherComm will become a Director of the Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS.

EXHIBIT
NUMBER     DESCRIPTION                          LOCATION

 10.11     Acquisition and Joint Venture        Filed herewith electronically
           Agreement dated March 18, 2000,
           between CypherComm, Inc. and
           e-MedSoft.com







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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   e-MedSoft.com


Dated: April 3, 2000              By:/s/ Margaret A. Harris
                                      Margaret A. Harris, Chief Financial
                                      Officer

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